UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 14, 2021

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

DBV Technologies S.A. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 21, 2021.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuous Listing Rule or Standard; Transfer of Listing

On January 14, 2021, the Company received a notice letter (the “Notice Letter”) from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company’s bylaws do not require a quorum for shareholders’ meetings of at least 33 1/3% of the outstanding shares of the Company’s voting ordinary shares, Nasdaq has determined that the Company does not meet Nasdaq’s quorum requirement under Listing Rule 5620(c)(i) (the “Nasdaq Quorum Requirement”). Prior to January 1, 2020, the Company was a foreign private issuer and was exempt, pursuant to Listing Rule 5615(a)(3), from complying with the Nasdaq Quorum Requirement.

While the Company’s American Depositary Shares (the “ADSs”), each representing one-half of one ordinary share, are listed on Nasdaq, the Company’s ordinary shares are listed on Euronext Paris. Applicable French laws and regulations prohibit French listed companies from having a quorum requirement for shareholders’ meetings that is higher than the minimums set by French law. The minimum quorum requirements under French law are lower than the Nasdaq Quorum Requirement.

Under applicable Nasdaq rules, the Company had 45 days from the date of the Notice Letter to submit a plan to Nasdaq to regain compliance, which the Company did. The Company had also, prior to receipt of the Notice Letter, engaged in discussions with Nasdaq regarding its inability to comply simultaneously with the Nasdaq Quorum Requirement and applicable French laws and regulations. On December 31, 2020, as a result of these discussions, Nasdaq filed with the Securities and Exchange Commission (“SEC”) a proposed rule change to modify the Nasdaq Quorum Requirement applicable to a company incorporated outside of the United States where such company’s home country law is in direct conflict with the Nasdaq Quorum Requirement. On April 14, 2021, the SEC approved the proposed rule change, as amended by Nasdaq on April 8, 2021.

On April 23, 2021, the Company filed with the SEC a Current Report on Form 8-K disclosing that in accordance with the requirements of recently amended Nasdaq Listing Rule 5620(c)(ii), the Company had submitted a letter from its independent French counsel to Nasdaq on April 20, 2021 stating that the laws of the Company’s home country, France, mandate a lower quorum for shareholders’ meetings than the minimum quorum otherwise required by the Nasdaq Quorum Requirement and that the Company cannot obtain an exemption or waiver from the applicable requirements of French law that would permit it to comply with the Nasdaq Quorum Requirement. The Company also posted a statement regarding its reliance on the exception from the Nasdaq Quorum Requirement on its website and will update this statement annually while it continues to rely on this exception from the Nasdaq Quorum Requirement.

On April 26, 2021, Nasdaq notified the Company that Nasdaq has determined that the Company has regained compliance with the Nasdaq Quorum Requirement and that the matter initiated with the Notice Letter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2021

DBV TECHNOLOGIES S.A.

By:	/s/ Sébastien Robitaille
Name: Sébastien Robitaille
Title: Chief Financial Officer